Exhibit 99.1
Corporate Communications Department
NEWS Release

Textron Reports Fourth Quarter 2022 Results; Announces 2023 Financial Outlook

•EPS from continuing operations of $1.07, up $0.14 from the fourth quarter of 2021
•Full-year manufacturing net cash from continuing operating activities of $1.5 billion
•Aviation backlog of $6.4 billion at year-end 2022, up $2.3 billion from year-end 2021
•2023 full-year EPS outlook of $4.40 to $4.60, full year adjusted EPS non-GAAP outlook of $5.00 to $5.20

Providence, Rhode Island – January 25, 2023 – Textron Inc. (NYSE: TXT) today reported fourth quarter 2022 income from continuing operations of $1.07 per share, compared with $0.93, or $0.94 per share of adjusted income from continuing operations, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, in the fourth quarter of 2021.

Full year 2022 income from continuing operations was $4.01 per share up from $3.30 in 2021.

“2022 was a strong year at Textron with solid revenue growth, order flow and execution at Aviation, new program awards at Systems, higher revenues and operating profit at Industrial and the contract award for the U.S. Army's Future Long Range Assault Aircraft program at Bell,” said Textron Chairman and CEO Scott C. Donnelly.

Cash Flow

Net cash provided by operating activities of continuing operations of the manufacturing group for the full year was $1.5 billion. Manufacturing cash flow before pension contributions, a non-GAAP measure that is defined and reconciled to GAAP in an attachment to this release, totaled $1.2 billion for the full year, up $29 million from 2021.

In the quarter, Textron returned $228 million to shareholders through share repurchases. Full year 2022 share repurchases totaled $867 million.

Outlook

For 2023, Textron will begin reporting earnings per share on an adjusted basis to exclude LIFO inventory provision and intangible amortization expense, both non-cash items, effective with the first quarter 2023 financial results.

Textron is forecasting 2023 revenues of approximately $14.0 billion, up from $12.9 billion. Textron expects full-year 2023 GAAP earnings per share from continuing operations will be in the range of $4.40 to $4.60, or $5.00 to $5.20 on an adjusted basis as described above, which is reconciled to GAAP in an attachment to this release.

The company is estimating net cash provided by operating activities of continuing operations of the manufacturing group will be between $1.3 billion and $1.4 billion and manufacturing cash flow before pension contributions, a non-GAAP measure, will be between $0.9 billion and $1.0 billion, with planned pension contributions of about $50 million.

"The 2023 outlook reflects higher revenues, increased profit and operating margin expansion with a continuation of our growth strategy of ongoing investments in new products and programs to drive increases in long-term shareholder value," Donnelly concluded.

Fourth Quarter Segment Results

Textron Aviation

Revenues at Textron Aviation of $1.6 billion were up $223 million from the fourth quarter of 2021, reflecting higher volume and mix of $154 million and higher pricing of $69 million. The increase in volume and mix was largely due to higher Citation jet and defense volume.
Textron Aviation delivered 52 jets in the quarter, up from 46 last year, and 47 commercial turboprops, up from 43 last year.

Segment profit was $169 million in the fourth quarter, up $32 million from a year ago, reflecting a favorable impact from pricing, net of inflation of $29 million and higher volume and mix as described above, partially offset by an unfavorable impact of $16 million from performance. Performance includes unfavorable manufacturing performance, largely related to inefficiencies from supply chain disruptions and increased staffing associated with higher production, partially offset by lower selling and administrative costs.

Textron Aviation backlog at the end of the fourth quarter was $6.4 billion.

Bell

Bell revenues were $816 million, down $42 million from last year's fourth quarter, reflecting lower military revenues primarily in the H-1 program due to lower aircraft and spares volume, partially offset by higher commercial revenues.

Bell delivered 71 commercial helicopters in the quarter, up from 59 last year.

Segment profit of $71 million was down $17 million from a year ago, primarily reflecting lower volume and mix, partially offset by a favorable impact from performance.

Bell backlog at the end of the fourth quarter was $4.8 billion.

Textron Systems

Revenues at Textron Systems were $314 million, compared to $313 million in last year's fourth quarter.

Segment profit of $40 million was down $5 million from a year ago.
Textron Systems’ backlog at the end of the fourth quarter was $2.1 billion.

Industrial

Industrial revenues were $907 million, up $126 million from last year's fourth quarter, reflecting higher volume and mix of $95 million, and a $59 million favorable impact from pricing, largely in the Specialized Vehicles product line, partially offset by an unfavorable impact of $28 million from foreign exchange rate fluctuations.

Segment profit of $42 million was up $4 million from the fourth quarter of 2021, primarily due to higher volume and mix, partially offset by an unfavorable impact from performance.

Textron eAviation

Textron eAviation segment revenues were $6 million and segment loss was $10 million in the fourth quarter of 2022, which reflected the operating results of Pipistrel along with research and development costs for initiatives related to the development of sustainable aviation solutions.

Finance

Finance segment revenues were $11 million, and profit was $5 million in the fourth quarter of 2022.

Conference Call Information

Textron will host its conference call today, January 25, 2023 at 8:00 a.m. (Eastern) to discuss its results and outlook. The call will be available via webcast at www.textron.com or by direct dial at (844) 867-6169 in the U.S. or (409) 207-6975 outside of the U.S.; Access Code: 7265882.

In addition, the call will be recorded and available for playback beginning at 11:00 a.m. (Eastern) on Wednesday, January 25, 2023 by dialing (402) 970-0847; Access Code: 4482216.

A package containing key data that will be covered on today’s call can be found in the Investor Relations section of the company’s website at www.textron.com.

About Textron Inc.
Textron Inc. is a multi-industry company that leverages its global network of aircraft, defense, industrial and finance businesses to provide customers with innovative solutions and services. Textron is known around the world for its powerful brands such as Bell, Cessna, Beechcraft, Hawker, Pipistrel, Jacobsen, Kautex, Lycoming, E-Z-GO, Arctic Cat, and Textron Systems. For more information visit: www.textron.com.
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Forward-looking Information
Certain statements in this release and other oral and written statements made by us from time to time are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which may describe strategies, goals, outlook or other non-historical matters, or project revenues, income, returns or other financial measures, often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” “guidance,” “project,” “target,” “potential,” “will,” “should,” “could,” “likely” or “may” and similar expressions intended to identify forward-looking statements. These statements are only predictions and involve known and unknown risks, uncertainties, and other factors that may cause our actual results to differ materially from those expressed or implied by such forward-looking statements. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Forward-looking statements speak only as of the date on which they are made, and we undertake no obligation to update or revise any forward-looking statements.  In addition to those factors described in our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors”, among the factors that could cause actual results to differ materially from past and projected future results are the following: Interruptions in the U.S. Government’s ability to fund its activities and/or pay its obligations; changing priorities or reductions in the U.S. Government defense budget, including those related to military operations in foreign countries; our ability to perform as anticipated and to control costs under contracts with the U.S. Government; the U.S. Government’s ability to unilaterally modify or terminate its contracts with us for the U.S. Government’s convenience or for our failure to perform, to change applicable procurement and accounting policies, or, under certain circumstances, to withhold payment or suspend or debar us as a contractor eligible to receive future contract awards; changes in foreign military funding priorities or budget constraints and determinations, or changes in government regulations or policies on the export and import of military and commercial products; volatility in the global economy or changes in worldwide political conditions that adversely impact demand for our products; volatility in interest rates or foreign exchange rates and inflationary pressures; risks related to our international business, including establishing and maintaining facilities in locations around the world and relying on joint venture partners, subcontractors, suppliers, representatives, consultants and other business partners in connection with international business, including in emerging market countries; our Finance segment’s ability to maintain portfolio credit quality or to realize full value of receivables; performance issues with key suppliers or subcontractors; legislative or regulatory actions, both domestic and foreign, impacting our operations or demand for our products; our ability to control costs and successfully implement various cost-reduction activities; the efficacy of research and development investments to develop new products or unanticipated expenses in connection with the launching of significant new products or programs; the timing of our new product launches or certifications of our new aircraft products; our ability to keep pace with our competitors in the introduction of new products and upgrades with features and technologies desired by our customers; pension plan assumptions and future contributions; demand softness or volatility in the markets in which we do business; cybersecurity threats, including the potential misappropriation of assets or sensitive information, corruption of data or, operational disruption; difficulty or unanticipated expenses in connection with integrating acquired businesses; the risk that acquisitions do not perform as planned, including, for example, the risk that acquired businesses will not achieve revenue and profit projections; the impact of changes in tax legislation; risks and uncertainties related to the ongoing impacts of the COVID-19 pandemic and the war between Russia and Ukraine on our business and operations; the ability of our businesses to hire and retain the highly skilled personnel necessary for our businesses to succeed; and risks related to a competitor's protest of the FLRAA contract award to Bell.

Investor Contacts:
Eric Salander – 401-457-2288
Cameron Vollmuth – 401-457-2288

Media Contact:
Mike Maynard – 401-457-2362

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
REVENUES
MANUFACTURING:
Textron Aviation	$1,582	$1,359	$5,073	$4,566
Bell	816	858	3,091	3,364
Textron Systems	314	313	1,172	1,273
Industrial	907	781	3,465	3,130
Textron eAviation (a)	6	—	16	—
	3,625	3,311	12,817	12,333
FINANCE	11	11	52	49
Total revenues	$3,636	$3,322	$12,869	$12,382

SEGMENT PROFIT
MANUFACTURING:
Textron Aviation	$169	$137	$584	$378
Bell	71	88	317	408
Textron Systems	40	45	152	189
Industrial	42	38	165	140
Textron eAviation (a)	(10)	—	(26)	—
	312	308	1,192	1,115
FINANCE	5	2	31	19
Segment profit (b)	317	310	1,223	1,134

Corporate expenses and other, net	(43)	(29)	(113)	(129)
Interest expense, net for Manufacturing group	(17)	(29)	(94)	(124)
Special charges (c)	—	(5)	—	(25)
Gain on business disposition (d)	—	—	—	17
Income from continuing operations before income taxes	257	247	1,016	873
Income tax expense	(31)	(40)	(154)	(126)
Income from continuing operations	$226	$207	$862	$747
Discontinued operations, net of income taxes	—	—	(1)	(1)
Net income	$226	$207	$861	$746

Earnings Per Share:
Income from continuing operations	$1.07	$0.93	$4.01	$3.30

Diluted average shares outstanding	210,488,000	222,860,000	214,973,000	226,520,000

Income from continuing operations and Diluted earnings per share (EPS) GAAP to Non-GAAP Reconciliation for the three and twelve months ended January 1, 2022:

		January 1, 2022		January 1, 2022
Income from continuing operations - GAAP		$207		$747
Add: Special charges, net of tax (c)		3		18
Less: Gain on business disposition, net of tax (d)		—		(17)
Adjusted income from continuing operations - Non-GAAP (b)		$210		$748

Earnings Per Share:
Income from continuing operations - GAAP		$0.93		$3.30
Add: Special charges, net of tax (c)		0.01		0.08
Less: Gain on business disposition, net of tax (d)		—		(0.08)
Adjusted income from continuing operations - Non-GAAP (b)		$0.94		$3.30

TEXTRON INC.
Revenues by Segment and Reconciliation of Segment Profit to Net Income (Continued)
(Dollars in millions, except per share amounts)
(Unaudited)

(a)On April 15, 2022, we acquired Pipistrel, a manufacturer of electrically powered aircraft. Beginning in the second quarter of 2022, we formed a new reporting segment, Textron eAviation, which combines the operating results of Pipistrel along with other research and development initiatives related to sustainable aviation solutions.

(b)Segment profit, Adjusted income from continuing operations and Adjusted diluted earnings per share are non-GAAP financial measures as defined in "Non-GAAP Financial Measures and Outlook" attached to this release.

(c)In connection with a restructuring plan initiated in the second quarter of 2020, we incurred special charges of $5 million and $25 million for the three and twelve months ended January 1, 2022.
(d)In January 2021, we completed the sale of TRU Simulation + Training Canada Inc. which resulted in an after-tax gain of $17 million.

Textron Inc.
Condensed Consolidated Balance Sheets
(In millions)
(Unaudited)

	December 31, 2022	January 1, 2022
Assets
Cash and equivalents	$1,963	$1,922
Accounts receivable, net	855	838
Inventories	3,550	3,468
Other current assets	1,033	1,018
Net property, plant and equipment	2,523	2,538
Goodwill	2,283	2,149
Other assets	3,422	3,027
Finance group assets	664	867
Total Assets	$16,293	$15,827

Liabilities and Shareholders' Equity
Current portion of long-term debt	$7	$6
Accounts payable	1,018	786
Other current liabilities	2,645	2,344
Other liabilities	1,879	2,005
Long-term debt	3,175	3,179
Finance group liabilities	456	692
Total Liabilities	9,180	9,012

Total Shareholders' Equity	7,113	6,815
Total Liabilities and Shareholders' Equity	$16,293	$15,827

TEXTRON INC.
MANUFACTURING GROUP
Condensed Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Cash Flows from Operating Activities:
Income from continuing operations	$220	$203	$835	$740
Depreciation and amortization	109	103	396	380
Deferred income taxes and income taxes receivable/payable	(56)	18	(182)	43
Pension, net	(42)	(20)	(165)	(82)
Gain on business disposition	—	—	—	(17)
Changes in assets and liabilities:
Accounts receivable, net	(3)	(66)	(26)	(58)
Inventories	298	209	(55)	45
Accounts payable	119	12	235	13
Other, net	(129)	(2)	423	405
Net cash from operating activities	516	457	1,461	1,469
Cash Flows from Investing Activities:
Capital expenditures	(162)	(171)	(354)	(375)
Net cash used in business acquisitions	(1)	—	(202)	—
Net (payments)/proceeds from corporate-owned life insurance policies	—	(2)	23	(2)
Proceeds from sale of property, plant and equipment	1	—	22	3
Net proceeds from business disposition	—	—	—	38
Other investing activities, net	—	1	—	1
Net cash from investing activities	(162)	(172)	(511)	(335)
Cash Flows from Financing Activities:
Increase/(decrease) in short-term debt	1	(1)	(14)	(1)
Principal payments on long-term debt and nonrecourse debt	(2)	(2)	(18)	(524)
Purchases of Textron common stock	(228)	(335)	(867)	(921)
Dividends paid	(4)	(4)	(17)	(18)
Other financing activities, net	8	12	41	115
Net cash from financing activities	(225)	(330)	(875)	(1,349)
Total cash flows from continuing operations	129	(45)	75	(215)
Total cash flows from discontinued operations	—	—	(2)	(1)
Effect of exchange rate changes on cash and equivalents	17	(2)	(32)	(8)
Net change in cash and equivalents	146	(47)	41	(224)
Cash and equivalents at beginning of period	1,817	1,969	1,922	2,146
Cash and equivalents at end of period	$1,963	$1,922	$1,963	$1,922

Manufacturing Cash Flow GAAP to Non-GAAP Reconciliation:

	Three Months Ended		Twelve Months Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Net cash from operating activities - GAAP	$516	$457	$1,461	$1,469
Less: Capital expenditures	(162)	(171)	(354)	(375)
Plus: Total pension contribution	13	12	49	52
Proceeds from sale of property, plant and equipment	1	—	22	3
Manufacturing cash flow before pension contributions - Non-GAAP (a)	$368	$298	$1,178	$1,149
(a) Manufacturing cash flow before pension contributions is a non-GAAP financial measure as defined in "Non-GAAP Financial Measures and Outlook" attached to this release.

TEXTRON INC.
Condensed Consolidated Schedule of Cash Flows
(In millions)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Cash Flows from Operating Activities:
Income from continuing operations	$226	$207	$862	$747
Depreciation and amortization	109	105	397	390
Deferred income taxes and income taxes receivable/payable	(63)	1	(202)	34
Pension, net	(42)	(20)	(165)	(82)
Gain on business disposition	—	—	—	(17)
Changes in assets and liabilities:
Accounts receivable, net	(3)	(66)	(26)	(58)
Inventories	298	209	(55)	45
Accounts payable	119	12	235	13
Captive finance receivables, net	6	(21)	35	131
Other, net	(123)	(2)	409	396
Net cash from operating activities	527	425	1,490	1,599
Cash Flows from Investing Activities:
Capital expenditures	(162)	(171)	(354)	(375)
Net cash used in business acquisitions	(1)	—	(202)	—
Net (payments)/proceeds from corporate-owned life insurance policies	—	(2)	23	(2)
Proceeds from sale of property, plant and equipment	1	—	22	3
Net proceeds from business disposition	—	—	—	38
Finance receivables repaid	(1)	—	20	19
Other investing activities, net	—	19	44	36
Net cash from investing activities	(163)	(154)	(447)	(281)
Cash Flows from Financing Activities:
Increase/(decrease) in short-term debt	1	(1)	(14)	(1)
Principal payments on long-term debt and nonrecourse debt	(7)	(6)	(234)	(621)
Purchases of Textron common stock	(228)	(335)	(867)	(921)
Dividends paid	(4)	(4)	(17)	(18)
Other financing activities, net	8	12	41	115
Net cash from financing activities	(230)	(334)	(1,091)	(1,446)
Total cash flows from continuing operations	134	(63)	(48)	(128)
Total cash flows from discontinued operations	—	—	(2)	(1)
Effect of exchange rate changes on cash and equivalents	17	(2)	(32)	(8)
Net change in cash and equivalents	151	(65)	(82)	(137)
Cash and equivalents at beginning of period	1,884	2,182	2,117	2,254
Cash and equivalents at end of period	$2,035	$2,117	$2,035	$2,117

TEXTRON INC.
Non-GAAP Financial Measures and Outlook
(Dollars in millions, except per share amounts)

We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial measures. These non-GAAP financial measures exclude certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures may be useful for period-over-period comparisons of underlying business trends and our ongoing business performance, however, they should be used in conjunction with GAAP measures. Our non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define similarly named measures differently. We encourage investors to review our financial statements and publicly filed reports in their entirety and not to rely on any single financial measure. We utilize the following definitions for the non-GAAP financial measures included in this release and have provided a reconciliation of the GAAP to non-GAAP amounts for each measure:
Segment Profit
Segment profit is an important measure used by our chief operating decision maker for evaluating performance and for decision-making purposes. Segment profit for the manufacturing segments includes non-service components of net periodic benefit cost/(income) and excludes interest expense, certain corporate expenses, special charges and gains/losses on major business dispositions. The measurement for the Finance segment includes interest income and expense along with intercompany interest income and expense.
Adjusted Income from Continuing Operations and Adjusted Diluted Earnings Per Share
Adjusted income from continuing operations and adjusted diluted earnings per share exclude special charges, net of tax. We consider items recorded in special charges, such as enterprise-wide restructuring, certain asset impairment charges, and acquisition-related restructuring, integration and transaction costs, to be of a non-recurring nature that is not indicative of ongoing operations. The gain on disposition, net of tax is also excluded as it relates to a disposition in connection with our enterprise-wide restructuring plan, which resulted in the sale of the TRU Simulation + Training Canada Inc. business.

	Three Months Ended January 1, 2022		Twelve Months Ended January 1, 2022
		Diluted EPS		Diluted EPS
Income from continuing operations - GAAP	$207	$0.93	$747	$3.30
Add: Special charges, net of tax	3	0.01	18	0.08
Less: Gain on business disposition, net of tax	—	—	(17)	(0.08)
Adjusted income from continuing operations - Non-GAAP	$210	$0.94	$748	$3.30

Manufacturing Cash Flow Before Pension Contributions
Manufacturing cash flow before pension contributions adjusts net cash from operating activities (GAAP) for the following:
•Deducts capital expenditures and includes proceeds from insurance recoveries and the sale of property, plant and equipment to arrive at the net capital investment required to support ongoing manufacturing operations;
•Excludes dividends received from Textron Financial Corporation (TFC) and capital contributions to TFC provided under the Support Agreement and debt agreements as these cash flows are not representative of manufacturing operations;
•Adds back pension contributions as we consider our pension obligations to be debt-like liabilities. Additionally, these contributions can fluctuate significantly from period to period and we believe that they are not representative of cash used by our manufacturing operations during the period.
While we believe this measure provides a focus on cash generated from manufacturing operations, before pension contributions, and may be used as an additional relevant measure of liquidity, it does not necessarily provide the amount available for discretionary expenditures since we have certain non-discretionary obligations that are not deducted from the measure.

	Three Months Ended		Twelve Months Ended
	December 31, 2022	January 1, 2022	December 31, 2022	January 1, 2022
Net cash from operating activities - GAAP	$516	$457	$1,461	$1,469
Less: Capital expenditures	(162)	(171)	(354)	(375)
Plus: Total pension contribution	13	12	49	52
Proceeds from sale of property, plant and equipment	1	—	22	3
Manufacturing cash flow before pension contributions - Non-GAAP	$368	$298	$1,178	$1,149

TEXTRON INC.
Non-GAAP Financial Measures and Outlook
(Dollars in millions, except per share amounts)

2023 Outlook
Adjusted Income from Continuing Operations and Adjusted Diluted Earnings Per Share
In 2023, Adjusted income from continuing operations and adjusted diluted earnings per share will be modified to exclude the impact of LIFO inventory provision, net of tax and intangible asset amortization, net of tax because we do not consider these items to be directly related to the operating performance of our segments. LIFO inventory provision, net of tax is excluded to improve comparability with other companies in our industry who have not elected to use the LIFO inventory costing method. Intangible asset amortization, net of tax is excluded to improve comparability as the impact of such amortization can vary substantially from company to company depending upon the nature and extent of acquisitions and exclusion of this expense is consistent with the presentation of non-GAAP measures provided by other companies within our industry. Management believes that it is important for investors to understand that these intangible assets were recorded as part of purchase accounting and contribute to revenue generation. The 2023 outlook below reflects these modifications to our presentation of these non-GAAP financial measures.

	2023 Outlook
				Diluted EPS
Income from continuing operations - GAAP	$902		$942	$4.40		$4.60
Add: LIFO inventory provision, net of tax		96			0.47
Intangible asset amortization, net of tax		27			0.13
Adjusted income from continuing operations - Non-GAAP	$1,025	—	$1,065	$5.00	—	$5.20

Manufacturing Cash Flow Before Pension Contributions

	2023 Outlook
Net cash from operating activities - GAAP	$1,275	—	$1,375
Less: Capital expenditures		(425)
Plus: Total pension contribution		50
Manufacturing cash flow before pension contributions - Non-GAAP	$900	—	$1,000